SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[X]           Preliminary Information Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ]           Definitive Information Statement

TrinityCare Senior Living, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]           No Fee Required.

[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)           Title of each class of securities to which transaction applies:
2)           Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)           Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)           Amount previously paid:
2)           Form, Schedule or Registration Statement No.:
3)           Filing Party:
4)           Date Filed:

227 E. Edgewood ● Friendswood ● Texas 77546 ● Tel: (281)482-9700 ● Fax: (281) 482-9705

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN
CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF
A SPECIAL MEETING OF THE STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN to the holders of record of shares of common stock and preferred stock of TrinityCare Senior Living, Inc., a Nevada corporation (the “company,” “us,” “we,” or “our”), that as of July 15, 2009 our board of directors and our stockholder holding a majority of our voting shares authorized the following:

Amending the Articles of Incorporation of the company to increase the number of common shares the company is authorized to issue from 3,333,333 to 480,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

The actions have been approved by our board of directors and by our chief executive officer, Donald W. Sapaugh, the record and beneficial owner of 3,000 shares (100%) of our Series B Preferred Stock, representing 66.66% of our total voting shares without regard to the number of voting shares outstanding at any time and from time to time.  As a result, the foregoing actions are approved by our stockholders and neither a meeting of the stockholders nor additional written consents are necessary.

We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The accompanying information statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, Regulation 14C and Schedule 14C thereunder and includes the information called for by all of the items of Schedule 14A of Regulation 14A (other than Items 1(c).2, 4 and 5 thereof).

This information statement will serve as written notice to stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

We are mailing the information statement on or about August 3, 2009 to stockholders of record of the company at the close of business on the day immediately preceding the date of mailing (the “Record Date”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN, INSTEAD, THE MATTERS DESCRIBED ABOVE WILL BE EFFECTIVE ON THE 20TH DAY AFTER THE MAILING OF THIS INFORMATION STATEMENT WITHOUT ANY FURTHER ACTION.

By Order of the Board of directors,

Very truly yours,

Donald W. Sapaugh, President
August 3, 2009

SUMMARY

The transaction summarized below describes our intention to file an amendment to our articles of incorporation to increase the number of common shares we are authorized to issue from 3,333,333 to 480,000,000.

INCREASE IN AUTHORIZED COMMON SHARES

General

There are no present plans, understandings or agreements, and the company is not engaged in any negotiations that will involve the issuance of the common stock to be authorized.  However, the Board of directors believes it prudent to have shares of common stock available for such corporate purposes as the Board of directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

The board of directors of the company, by unanimous written consent and shareholders, by majority written consent, approved the adoption of the amendment to the Articles of Incorporation, in the form attached as an exhibit, by unanimous written consent as it believes the corporate actions are in the best interests of the company and its stockholders.

Vote Required

Article XVIII of our articles of incorporation gives the company the right to repeal, alter, amend or rescind any provision contained in the articles by majority vote of the shareholder and directors.  The amendment to our articles of incorporation to increase the authorized shares was duly approved in accordance with our articles of incorporation and by-laws.

Pursuant to the resolution of Donald W. Sapaugh, the holder of a majority of the outstanding voting stock, and the Board of directors, the company will amend our Articles of Incorporation to increase the number of common shares the company is authorized to issue from 3,333,333 to 480,000,000.  The amendment will become effective upon the proper filing of Articles of Amendment to the Articles of Incorporation.  There are currently 2,082,484 common shares issued and outstanding, and 8,910,800 preferred series A shares outstanding, and 3,000 preferred series B shares outstanding.

Distribution and Costs

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communications to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Dissenters’ Right of Appraisal

The corporate actions by our board of directors and a majority of our voting stockholders does not provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares pursuant to any provision of the Nevada Revised Statutes, our amended Articles of Incorporation or the company’s bylaws.

Effect of the Increase of Authorized Shares

The common share increase would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The number of stockholders of record would not be affected by the common share increase.  The number of shares of our common stock outstanding and the par value of our common stock under our amended Articles of Incorporation would remain the same following the effective time of the Share Increase.

The number of authorized but unissued shares of our common stock effectively will be increased significantly by the increase of our common stock.

The Board of directors may in the future authorize, without further stockholder approval, the issuance of such shares of the company to such persons and for such consideration upon such terms as the Board of directors determines.  Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders’ equity, of the existing stockholders.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the company through a transaction opposed by our board of directors.  At this time, our board of directors does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the common share increase.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the common share increase.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the beneficial ownership of shares of the company’s Common Stock by (i) each director and nominee, (ii) each person who held the office of chief executive officer at any time during the year ended December 31, 2008, (iii) up to two executive officers other than the chief executive officer who were serving as executive officers on December 31, 2008 and to whom the company paid more than $100,000 in compensation during the last fiscal year, (iv) up to two additional persons to whom the company paid more than $100,000 during the last fiscal year but who were not serving as an executive officer on December 31, 2008, and (v) all directors and officers as a group.  None of the directors, nominees, or officers of the company owned any equity security issued by the company’s subsidiaries.  Information with respect to officers, directors and their families is as of March 31, 2009 and is based on the books and records of the company and information obtained from each individual.  Unless otherwise stated, the business address of each individual or group is the same as the address of the company’s principal executive office.

Name and Offices Held	Shares of Series A Preferred Beneficially Owned(4)	Percent of Series A Preferred Beneficially Owned(1)	Shares of Series B Preferred Beneficially Owned(2)(4)	Percentage of Series B Preferred Beneficially Owned	Total Voting Percentage(3)
Donald W. Sapaugh, Director, Chairman & CEO	471,762	52.94%	3,000	100%	80.97%
Albert W. Denson, Director	250,158	28.07%	0	0%	7.58%
Joe M. Wiley, Director, Secretary, Treasurer & CFO	34,480	3.87%	0	0%	1.04%
All Officers and Directors as a Group	756,400	84.88%	3,000	100%	89.59%
(1) Each share of Series A Preferred Stock is entitled to ten votes.  Percentage ownership is based on 891,080 outstanding.
(2) The Series B Preferred, as a class, is always entitled to two-thirds of the total vote because it is entitled to double the number of other votes outstanding from time to time.  Percentage ownership is based on 3,000 outstanding.
(3) Based on total votes of 32,983,150 (8,910,800 attributable to Series A Preferred, 21,986,567 attributable to Series B Preferred and 2,082,484 attributable to common).The total voting percentage for Mr. Sapaugh is 14.30% attributable to the Series A Preferred plus 66.67% attributable to the Series B Preferred.
(4) To our knowledge, the only shares pledged as security are disclosed below. See “Certain Relationships and Related Transactions.”

There are no family relationships among our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of shares of the company’s Common Stock by all persons and groups known by the company to own beneficially more than 5% of the outstanding shares of the company’s capital stock.  Information with respect to the stockholders is based upon the certified stockholder list provided by the company’s transfer agent.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)	Total Voting Percentage(2)
Jerry Neel, Jr. 10708 Kent Ct. Fort Smith, AR 72908	295,534	14.19%	*	%
Briarpatch, Ltd. 2038 Albans, Houston, Texas 77005(3)	200,000	9.60%	*	%
WEM Equity Capital Investments, Ltd. 3111 Rosemary Park Lane Houston, Texas 77082(4)	175,000	8.40%	*	%
Kickapoo Kapital, Inc. P.O Box 421566 Houston, Texas 77242-1566(5)	175,000	8.40%	*	%
Malcolm Bailey P. O. Box 570177 Houston, TX 77257-0177	175,000	8.40%	*	%
OnPoint Solutions P.O. Box 421566 Houston, Texas (6)	140,000	6.72%	*	%
Hunter M.A. Carr 12000 Westheimer, Suite 340 Houston, Texas 77077-6531	140,000	6.72%	*	%
Totals	1,300,534	62.43%	3.62%

* Less than 1%
(1) Based upon a total of 2,082,484 common shares outstanding.
(2) Based on total votes of 32,983,150 (8,910,800 attributable to Series A Preferred, 21,986,567 attributable to Series B Preferred and 2,082,484 attributable to common).
(3) The natural person with dispositive authority over securities of the company is Brad Fleming at the above address.
(4) The natural person with dispositive authority over securities of the company is William E. McIlwain at the above address.
(5) The natural person with dispositive authority over securities of the company is Joanna Hoover at the above address.
(6) The natural person with dispositive authority over securities of the company is Kara Kirker at the above address.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Sapaugh has borrowed from a commercial bank secured by a pledge of 100,000 shares of Series A Preferred stock.  The borrowed funds were advanced to the company to be used for general corporate purposes of the company.  Donald W. Sapaugh continues to loan money on a regular basis to the company, which the company has not yet repaid.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 MAY BE OBTAINED, AT NO CHARGE, BY WRITTEN REQUESTS FROM MR. DONALD W. SAPAUGH, PRESIDENT, TRINITYCARE SENIOR LIVING, INC., 227 E. EDGEWOOD, FRIENDSWOOD, TX 77546.  COPIES CAN ALSO BE OBTAINED, AT NO CHARGE, FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, D.C. 20549, AT PRESCRIBED RATES.  WE FILE DOCUMENTS AND REPORTS ELECTRONICALLY THROUGH THE ELECTRONIC DATA GATHERING, ANALYSIS AND RETRIEVAL SYSTEM (“EDGAR”) WHICH IS PUBLICLY AVAILABLE, AT NO CHARGE, THROUGH THE COMMISSION’S INTERNET WORLD WIDE WEBSITE, HTTP://WWW.SEC.GOV.

AMENDMENT TO ARTICLES OF INCORPORATION

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: TrinityCare Senior Living, Inc.- E002192209-8

2.	The articles have been amended as follows: (provide article numbers, if available)

Article V is amended such that the shares of common, par value $.001 per share, the corporation is authorized to issue is increased from 3,333,333 to 480,000,000.

3.
 The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4.	Effective date of filing: (optional) (must not be later than 90 days after the certificate is filed) ______________________

5.	Signature: (required)

/s/ Donald W. Sapaugh
___________________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.

Revised: 3-6-09